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                                                                  Exhibit (a)(5)

                           OFFER TO PURCHASE FOR CASH

                                       BY

                                NEW AAP LIMITED
                                      FOR

                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF

                            AMWAY ASIA PACIFIC LTD.
                      AT $18.00 PER SHARE OF COMMON STOCK

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON DECEMBER 17, 1999, UNLESS THE OFFER IS EXTENDED.

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase, dated November 18, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (the "Letter of Transmittal," which, together with the Offer to Purchase, constitutes the "Offer") and other materials relating to the offer to purchase by New AAP Limited, a Bermuda corporation (the "Company") and an entity controlled, directly or indirectly, by the DeVos and Van Andel families and certain corporations, trusts, foundations and other entities established by or for the benefit of such families, of all outstanding shares of Common Stock, par value $.0l per share (the "Common Stock"), of Amway Asia Pacific Ltd., a Bermuda corporation ("AAP"), that are beneficially owned by the shareholders of AAP. The purchase price for each share of Common Stock will be $18.00 in cash (the "Purchase Price"). There will be deducted from the Purchase Price paid to each holder any U.S. backup or other applicable withholding taxes which may be required to be withheld.

     WE ARE THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT. AS SUCH, WE ARE THE ONLY ONES WHO CAN TENDER YOUR SHARES, AND THEN ONLY PURSUANT TO YOUR INSTRUCTIONS. WE ARE SENDING YOU THE LETTER OF TRANSMITTAL FOR YOUR INFORMATION ONLY. IT CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT. SEE "THE OFFER -- PROCEDURE FOR TENDERING SHARES" IN THE OFFER TO PURCHASE.

     Please instruct us on the attached instruction form as to whether you wish us to tender any or all of the shares we hold for your account on the terms and subject to the conditions of the Offer.

     We call your attention to the following:

          1. The Offer is not conditioned upon any minimum number of shares being tendered or subject to any other conditions.

          2. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on December 17, 1999, unless the Company extends the Offer.

          3. The Offer is for all outstanding shares, unless a lesser number of shares are tendered and not withdrawn.

          4. Tendering holders will not be obligated to pay any brokerage commissions or solicitation fees on the Company's purchase of shares pursuant to the Offer. However, U.S. backup withholding tax may, in certain circumstances described in the Offer to Purchase, be required to be withheld from the Purchase Price payable to certain holders or other payees pursuant to the Offer. See "The Offer -- U.S. Federal Income Tax Consequences -- Backup Withholding" in the Offer to Purchase and Instruction 9 of the Letter of Transmittal.

     If you wish to have us tender any or all of your shares, please so instruct us by completing, executing and returning to us the attached instruction form. An envelope to return your instructions to us is enclosed. If you authorize us to tender your shares, we will tender all such shares unless you specify otherwise on the attached instruction form.

     YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT THE LETTER OF TRANSMITTAL ON YOUR BEHALF ON OR PRIOR TO THE EXPIRATION DATE. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON DECEMBER 17, 1999, UNLESS THE COMPANY EXTENDS THE OFFER.

     The Company is not making the Offer to, nor will it accept tenders from or on behalf of, holders of shares in any jurisdiction in which the Offer or its acceptance would violate the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities or blue sky laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on the Company's behalf by Morgan Stanley & Co. Incorporated and J.P. Morgan & Co. or one or more registered brokers or dealers licensed under the laws of such jurisdiction.